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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the iLinc Communications, Inc.Registration Statement on Form S-8 (No. 333-147921 and No. 333-71332), the Registration Statements on Form S-3 (No. 333-113380, No. 333-123248 and No. 333-135623) of our report dated June 27, 2008, on the consolidated balance sheet of iLinc Communications, Inc. as of March 31, 2008 and March 31, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years then ended, which report appears in iLinc Communications, Inc.'s Annual Report on Form 10-K.




/s/ Moss Adams LLP

Scottsdale, Arizona
June 27, 2008